UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 18, 2008
FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware State or other jurisdiction of incorporation)	001-32999 (Commission File Number)	20-3960974 (IRS Employer Identification No.)

3030 South Susan Street, Santa Ana, California (Address of principal executive offices)		92704 (Zip Code)
Registrant's telephone number, including area code: (714) 656-1300
______________________________________ (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report contains 4 pages

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Twelfth Amendment to LaSalle Loan Agreement.

On March 18, 2008 IMPCO Technologies, Inc. ("IMPCO"), a wholly owned subsidiary of Fuel Systems Solutions, Inc., and LaSalle Business Credit, LLC ("LaSalle") entered into a Twelfth Amendment to the revolving Loan and Security Agreement dated July 18, 2003, as amended (the "Twelfth Amendment").

Pursuant to the Twelfth Amendment, LaSalle and the other lenders party to this loan agreement have, among other things, agreed to extend the maturity date of the agreement to June 30, 2008, extend the time by which the Fuel Systems 2007 financial statements must be delivered to LaSalle to May 31, 2008 and set required pre-tax results for IMPCO for the period from January 1, 2008 to April 30, 2008. The Twelfth Amendment also reduces the borrowing base and limits the amount of payments IMPCO can make on its loan agreements with MTM S.r.L. A copy of the Twelfth Amendment is attached as exhibit 10.1 to this Current Report on Form 8-K.

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

Fuel Systems Solutions, Inc. has received a staff determination letter from Nasdaq on March 19, 2007, stating that the company's Form 10-K for fiscal year 2007 has not been filed, which violates Nasdaq's continued listing requirements set forth in Marketplace Rule 4310(c)(14), and that the company's securities are, therefore, subject to delisting from The Nasdaq Stock Market. The company will request a hearing before a Nasdaq Listing Qualifications Panel to appeal the staff determination and will attempt to prevent the delisting of its common stock. No delisting action will take place prior to the hearing, which is typically held 30 to 45 days after the date of the hearing request. However, there can be no assurance that the panel will grant its request for continued listing at that time

As indicated in the company's filing of Form 12b-25 on March 18, 2007 with the Securities and Exchange Commission, in connection with its 2007 audit, management and the audit committee of Fuel Systems Solutions determined that the company has incorrectly accounted for certain costs associated with the inventory at some of its foreign subsidiaries and will need to restate its financial statements for 2006 and 2005. The company has not determined the final aggregate amount of the changes to its financial results for any specific prior period or if it needs to restate any other periods. As such, the company will delay filing its annual report on Form 10-K for fiscal 2007 until the company has completed its review of its historical financial statements.

A copy of the press release relating to the matters discussed above is filed as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by this reference.

Notice Regarding Forward Looking Statements

This current report on Form 8-K contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the company's expectations regarding its review of accounting for certain historical costs associated with inventory at some of its subsidiaries; the periods with respect to which restatement of historical financial statements are expected; the timing of the Nasdaq listing qualifications hearing; and the company's ability to maintain its listing on the Nasdaq Stock Market. Such statements are only predictions, and the company's actual results may differ materially. Factors that may cause the company's results to differ include, but are not limited to: risks that the review of the company's accounting practices will identify other issues not currently being considered that could delay or alter the results of the review; and risks of adverse litigation or regulatory action, including action by Nasdaq. Readers also should consider the risk factors set forth in the company's reports filed with the Securities and Exchange Commission, including, but not limited to, those contained in "Management's Discussion & Analysis of Financial Condition and Results of Operation - Risk Factors" section of the company's Quarterly Report on Form 10-Q, for the quarter ended September 30, 2007. The company does not undertake to update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1 Twelfth Amendment to the Loan and Security Agreement, dated March 19, 2008, by and among IMPCO Technologies, Inc. and LaSalle Business Credit, LLC as agent for the lenders.

99.1 Press release dated March 20, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.
Dated: March 20, 2008	By: /s/ Thomas M. Costales Thomas M. Costales Chief Financial Officer and Secretary